UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
March 23, 2005

PROTEIN DESIGN LABS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-19756	94-3023969
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

34801 Campus Drive Fremont, California 94555
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(510) 574-1400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On March 23, 2005, Protein Design Labs, Inc., a Delaware corporation (“PDL”) completed the acquisition of ESP Pharma Holding Company, Inc., a Delaware corporation (“ESP Pharma”), in accordance with the Amended and Restated Agreement and Plan of Merger dated as of March 22, 2005 (the “Agreement”) by and among PDL, Big Dog Bio, Inc., a Delaware corporation and wholly owned subsidiary of PDL, ESP Pharma and certain other individuals and entities.

ESP Pharma focuses on selectively acquiring approved and late-stage development products addressing the needs of the acute-care hospital market.

In connection with this acquisition, PDL issued an aggregate of $325,000,000 in cash and 9,853,770 shares of Common Stock in exchange for all outstanding shares of ESP Pharma preferred and common stock.  The share issuances were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.  Portions of the shares issued will be held in escrow pursuant to the terms of the Agreement.  Upon the closing of the merger, Big Dog Bio, Inc. was merged with and into ESP Pharma, with ESP Pharma surviving as a wholly-owned subsidiary of PDL.

The preceding discussion of the significant terms and provisions of the Agreement is qualified by reference to the Agreement incorporated by reference as Exhibit 2.1 to this report.

Also, on March 23, 2005 and after the closing of the merger, ESP Pharma, Inc., a wholly owned subsidiary of ESP Pharma, a wholly owned subsidiary of PDL, completed the previously announced acquisition of certain product rights and assets relating to a product known as Retavase® in accordance with the Asset Purchase Agreement dated as of January 31, 2005 (the “Purchase Agreement”) between Centocor, Inc., a Pennsylvania corporation and biopharmaceutical operating company of Johnson & Johnson (“Centocor”), and ESP Pharma, Inc.

In connection with this acquisition, ESP Pharma, Inc., paid to Centocor $110 million for the rights to manufacture, develop, market and distribute Retavase® (reteplase) in the United States and Canada.  Additional milestone payments of up to $45 million will be made if additional conditions relating to the ongoing clinical trials and manufacturing arrangements are satisfied.

The preceding discussion of the significant terms and provisions of the Purchase Agreement is qualified by reference to the Purchase Agreement attached as Exhibit 2.2 to this report.

The Agreement, the Purchase Agreement and the press release announcing the closing of both acquisitions are attached hereto as Exhibits 2.1, 2.2 and 99.1, respectively, and are incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits.

(a)                                  Financial Statements of Business Acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date this Current Report on Form 8-K must be filed.

(b)                                  Pro Forma Financial Information.

The pro formal financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date this Current Report on Form 8-K must be filed.

(c)                                  Exhibits.

Exhibit No.	Description

*2.1

Amended and Restated Agreement and Plan of Merger dated as of March 22, 2005 by and among Protein Design Labs, Inc., a Delaware corporation, Big Dog Bio, Inc., a Delaware corporation and wholly owned subsidiary of Protein Design Labs, Inc., ESP Pharma Holding

Company, Inc., a Delaware corporation and certain other individuals and entities.

**2.2

Asset Purchase Agreement dated as of January 31, 2005 between Centocor, Inc., a Pennsylvania corporation, and ESP Pharma, Inc., a Delaware corporation and wholly owned subsidiary of ESP Pharma Holding Company, Inc.

99.1	Press Release issued by Protein Design Labs, Inc. on March 24, 2005.

*                 Incorporated by reference to Exhibit 2.1 to Registration Statement on Form S-3 filed March 25, 2005.

**          Certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request under 17 C.F.R. Sections 200.80(b)(4) and 24b-2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   March 25, 2005

PROTEIN DESIGN LABS, INC.

By:	/s/ Sergio Garcia-Rodriguez
Sergio Garcia-Rodriguez
Vice President, Legal, General Counsel and Assistant Secretary